Exhibit 99.1

LETTER OF TRANSMITTAL

TO TENDER

KLM New York Registry Share certificates (“KLM NY Registry Share Certificates”)

evidencing KLM New York Registry Shares (“KLM NY Registry Shares”)

of

KLM ROYAL DUTCH AIRLINES,

pursuant to the Prospectus, dated April 5, 2004, and the offer by

SOCIÉTÉ AIR FRANCE

to exchange every 10 KLM NY Registry Shares for 11 American Depositary Shares (“Air France ADSs”) and 10 American Depositary Warrants (“Air France ADWs”) of société Air France, each Air France ADS representing the right to receive one (1) ordinary share, nominal value €8.50 per share (an “Air France Share”), and each Air France ADW representing the right to receive one (1) warrant (an “Air France Warrant”), of société Air France.

The Exchange Offer and withdrawal rights will expire at 5:00 P.M., New York City time, on Monday, May 3, 2004, unless the offer period is extended.

The U.S. Exchange Agent and Depositary for the Exchange Offer is:

Citibank, N.A.

This Letter of Transmittal should be completed and signed in the space provided below and in the space provided on the Substitute Form W-9 below and mailed or delivered together with your KLM NY Registry Share Certificate(s) to the U.S. Exchange Agent, at one of the following addresses:

By Mail: CITIBANK, N.A. Corporate Actions P.O. Box 859208 Braintree, MA 02185-9208	By Hand: CITIBANK, N.A. c/o Securities Transfer and Reporting Services, Inc. Attn: Corporate Actions 100 Williams Street – Galleria New York, New York 10038	By Overnight Courier: CITIBANK, N.A. Corporate Actions 161 Bay State Drive Braintree, MA 02184

For information, call toll free:

(800) 308-7887

Delivery of this Letter of Transmittal to an address other than as set forth above, will not constitute a valid delivery. You must sign this Letter of Transmittal in the appropriate space provided below and complete the Substitute Form W-9 set forth below.

The instructions in this Letter of Transmittal should be read carefully before this

Letter of Transmittal is completed.

ITEM A: DESCRIPTION OF KLM NY REGISTRY SHARE CERTIFICATE(S) ENCLOSED

Name(s) and Address(es) of Record Holder(s) of KLM NY Registry Share Certificate(s) (if blank, please fill in exactly as name(s) appear(s) on the KLM NY Registry Share Certificate(s)	Number of KLM NY Registry Share Certificate(s) Enclosed (attach additional lists if necessary – see Instruction 15)
	KLM NY Registry Share Certificate Number(s)	Number of KLM NY Registry Shares represented thereby

Total Number of KLM NY Registry Shares surrendered:

Call Citibank, N.A. toll free at (800) 308-7887 if your KLM NY Registry Share Certificate(s) have been lost or destroyed. (See Instruction 11).

All Air France ADSs and Air France ADWs will be issued in book-entry form as part of the direct registration system maintained by Citibank, N.A., as depositary (the “Depositary”), for the Air France ADSs and Air France ADWs. Please consult Instruction 14 for a description of the direct registration system and if you wish to receive certificates for your Air France ADSs and Air France ADWs in replacement of your Air France direct registration ADSs (the “Air France DRS ADSs”) and Air France direct registration ADWs (the “Air France DRS ADWs”).

☐        I (i) hereby instruct the U.S. Exchange Agent to round up fractional entitlements to Air France ADSs to the next whole number of Air France ADSs, (ii) enclose a check payable to Citibank, N.A., U.S. Exchange Agent in the amount of U.S.$20.00 (which was calculated on the basis of the closing price of a share of KLM New York registry shares on the New York Stock Exchange on March 25, 2004 and adjusted to take into consideration possible upward market fluctuations) for payment of the applicable purchase price for the fractional entitlements to be issued pursuant to my instruction to round up, (iii) acknowledge that (a) if the check delivered in accordance with (i) above exceeds the amount necessary for the U.S. Exchange Agent to purchase fractional Air France ADSs on my behalf, the U.S. Exchange Agent will return any excess funds by mail in the form of a check in U.S. dollars (without interest) to me, and (b) if the check delivered in accordance with (i) above is insufficient to purchase the fractional Air France ADSs on my behalf, the U.S. Exchange Agent will purchase the number of fractional Air France ADSs necessary to round up my entitlement to the next whole Air France ADS and I will promptly remit the amount of such deficiency to the U.S. Exchange Agent by certified check in U.S. dollars. (see Instruction 10)

This Letter of Transmittal is to be used by shareholders of KLM Royal Dutch Airlines if certificates for the KLM NY Registry Shares (as defined below) are to be forwarded herewith. Shareholders whose certificates for KLM NY Registry Shares are not immediately available or who cannot deliver all required documents to the Depositary prior to the expiration of the offer may tender their KLM NY Registry Share Certificates by following the procedures of guaranteed delivery set forth in Instruction 17.

NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to société Air France (“Air France”), a company organized under the laws of France, the above-described New York Registry Shares, par value €2 per share (the “KLM NY Registry Shares”), of KLM Royal Dutch Airlines (“KLM”), pursuant to Air France’s offer to exchange 11 Air France American Depositary Shares (the “Air France ADSs”) and 10 Air France American Depositary Warrants (the “Air France ADWs”) for every 10 KLM NY Registry Shares, upon the terms and subject to the conditions set forth in Air France’s prospectus, dated April 5, 2004 (the “Prospectus”), as filed with the U.S. Securities and Exchange Commission as part of a registration statement on Form F-4 on April 5, 2004, and in this Letter of Transmittal (which, as amended or supplemented from time to time, collectively constitute the “Exchange Offer”). The Exchange Offer is being made in connection with the Framework Agreement, dated as of October 16, 2003 (the “Framework Agreement”), between Air France and KLM. Receipt of the Prospectus is hereby acknowledged.

Each Air France ADS represents the right to receive one (1) Air France ordinary share, nominal value €8.50 per share (an “Air France Share”), and each Air France ADW represents the right to receive one (1) Air France warrant (an “Air France Warrant”). The Air France ADSs are to be issued pursuant to an ADS deposit agreement (“ADS Deposit Agreement”) and the Air France ADWs are to be issued pursuant to an ADW deposit agreement (“ADW Deposit Agreement”, together with the ADS Deposit Agreement, the “Deposit Agreements”), each of which will be dated as of the date on which Air France announces its acceptance of the KLM securities tendered in the Exchange Offer, by and among Air France and Citibank, N.A., as depositary, and all holders and beneficial owners of Air France ADSs or Air France ADWs (as the case may be) issued thereunder.

Upon the terms and subject to the conditions of the Exchange Offer (including, if the Exchange Offer is extended or amended, the terms and conditions of the Exchange Offer as so extended or amended), subject to, and effective upon, acceptance for payment of the KLM NY Registry Shares tendered herewith in accordance with the terms of the Exchange Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, Air France, all right, title and interest in and to all the KLM NY Registry Shares that are being tendered hereby (and all dividends, distributions (including, without limitation, distributions of additional KLM NY Registry Shares) and rights declared, paid or distributed in respect of such KLM NY Registry Shares on or after May 3, 2004 (collectively, “Distributions”)) and irrevocably constitutes and appoints the U.S. Exchange Agent, the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned’s rights with respect to such KLM NY Registry Shares and all Distributions (a) to deliver certificates for such KLM NY Registry Shares and all Distributions with all accompanying evidences of transfer and authenticity to, or upon the order of, Air France, (b) to present such KLM NY Registry Shares and all Distributions for transfer on KLM’s books and (c) to receive all benefits and otherwise exercise all rights of beneficial ownership of such KLM NY Registry Shares and all Distributions, all in accordance with the terms of the Exchange Offer.

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the KLM NY Registry Shares tendered hereby and all Distributions and, when the same are accepted for payment by Air France, Air France will acquire good title thereto, free and clear of all liens, restrictions, claims and encumbrances, and the same will not be subject to any adverse claim. The undersigned will, upon request, execute any additional documents deemed by the U.S. Exchange Agent or Air France to be necessary or desirable to complete the sale, assignment and transfer of the tendered KLM NY Registry Shares and all Distributions. In addition, the undersigned shall remit and transfer promptly to the U.S. Exchange Agent for the account of Air France all Distributions in respect of the KLM NY Registry Shares tendered.

All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Prospectus, this tender is irrevocable.

It is understood that the undersigned will not receive the Air France ADSs and Air France ADWs until the KLM NY Registry Share Certificate(s) evidencing the KLM NY Registry Shares owned by the undersigned are received by the U.S. Exchange Agent at the applicable address set forth above, together with such additional documents as the U.S. Exchange Agent or Air France may require, and until the same are processed and exchanged by the U.S. Exchange Agent and accepted for exchange by Air France.

If one or more of the Exchange Offer conditions described in the Prospectus is not fulfilled, Air France may, from time to time, and in consultation with KLM, extend the period of time during which the Exchange Offer is open for minimum periods of 10 business days (or such longer minimum period that may be required by law) until all the conditions listed in the Prospectus have been satisfied or waived. If Air France extends the period of time during which the Exchange Offer is open, the Exchange Offer will expire at the latest time and date to which Air France extends the Exchange Offer.

Air France may declare the Exchange Offer unconditional if all of the Exchange Offer conditions are satisfied or, where appropriate, waived. If the Exchange Offer is declared unconditional, Air France will, if necessary, subject to certain conditions, provide a subsequent offering period of three U.S. business days to 15 Euronext Amsterdam trading days, but in no event more than 20 U.S. business days, in length following the expiration of the Exchange Offer. A subsequent offering period is an additional period of time, following the expiration of the Exchange Offer, during which any holder of KLM NY Registry Shares may tender KLM NY Registry Shares not tendered in the Exchange Offer. A subsequent offering period is not an extension of the Exchange Offer, and KLM NY Registry Shares previously tendered and accepted for exchange in the Exchange Offer will not be subject to any further withdrawal rights during the subsequent offering period. During the subsequent offering period, tendering holders of KLM NY Registry Shares will not have withdrawal rights, and Air France will promptly accept for exchange any KLM NY Registry Shares tendered during the subsequent offering period at the same exchange ratio as in the Exchange Offer.

Fractional entitlements to Air France ADSs will not be delivered to the tendering holders of KLM NY Registry Shares. Instead, the U.S. Exchange Agent will aggregate all fractional entitlements to Air France ADSs for sale on the New York Stock Exchange, unless a holder of KLM NY Registry Shares has (i) duly tendered his or her KLM NY Registry Shares to the U.S. Exchange Agent in certificated form, (ii) affirmatively elected on the first page of this Letter of Transmittal to round up fractional entitlements to Air France ADSs to the next whole number of Air France ADSs, and (iii) provided to the U.S. Exchange Agent a check in the amount of U.S.$20.00 (which was calculated on the basis of the closing price of a KLM New York Registry Share on the New York Stock Exchange on March 25, 2004 and adjusted to take into consideration possible upward market fluctuations) pursuant to the tendering holder’s election to round up. The U.S. Exchange Agent will net aggregate fractions rounded down against aggregate fractions rounded up by tendering holders. The price in dollars at which fractions are sold or purchased will be based on the average price at which the U.S. Exchange Agent either purchases or sells the net aggregate fractions on the New York Stock Exchange. If no net purchase or sale is required, the price at which fractions are purchased or sold in dollars will be the average of the Air France ADS high and low trading prices of the first trading day on which Air France ADSs trade “regular way” after completion of the Exchange Offer. If the funds delivered by the tendering holder of KLM NY Registry Shares exceed the amount necessary for the U.S. Exchange Agent to purchase on behalf of such holder the fractional Air France ADSs in order to round up in accordance with the holder’s instruction, the U.S. Exchange Agent shall return such excess funds by mail in the form of a check in U.S. dollars (without interest) to the tendering holder. Air France expects this check will be mailed within 48 hours following the settlement of the transaction through which the U.S. Exchange Agent purchased the required fractional Air France ADSs. If the funds delivered by the tendering holder of KLM NY Registry Shares are insufficient to purchase on behalf of such holder, the fractional Air France ADSs in order to round up in accordance with the holder’s instruction, the U.S. Exchange Agent will (i) purchase the number of fractional Air France ADSs necessary to round up such tendering holder’s entitlement to the next whole Air France ADS, and (ii) request the applicable tendering holder to remit the amount of such deficiency to the U.S. Exchange Agent by certified check in U.S. dollars. The round up fractional entitlements will not be credited to the tendering holder until the U.S. Exchange Agent has received the requisite funds. The undersigned understands that the valid tender of the KLM NY Registry Shares pursuant to the procedures described in the Prospectus and in the Instructions hereto will constitute a binding agreement between the undersigned and Air France upon the terms and subject to the conditions of the Exchange Offer.

The Dutch Civil Code contains a procedure for the squeeze-out of shares owned by minority shareholders of a Dutch public limited liability company such as KLM. As soon as Air France and its affiliates, other than KLM, hold directly for their own account at least 95% of the issued share capital of KLM, Air France and such affiliates intend to institute proceedings against the minority shareholders of KLM, in order to force those minority shareholders to transfer their KLM NY Registry Shares to Air France. Air France will not be able to commence such proceedings until at least three years after completion of the Exchange Offer. Air France has also retained the right to squeeze out holders of KLM shares by way of a legal merger, legal split or otherwise, although Air France currently has no intention to do so.

The undersigned understands that the Air France ADSs and Air France ADWs will be issued in “uncertificated/book-entry” form as direct registration securities (“Air France DRS ADSs” and “Air France DRS ADWs”, respectively). If the undersigned wishes to receive the Air France ADSs and Air France ADWs in certificated form, the undersigned will need, upon receipt of a statement from the U.S. Exchange Agent that Air France ADSs and Air France ADWs have been issued as Air France DRS ADSs and Air France DRS ADWs, respectively, to instruct the Depositary in accordance with the instructions contained in such statement to issue certificates for the Air France ADSs and Air France ADWs.

Unless otherwise indicated under ‘Special Issuance Instructions’ (Item B) below, please issue the Air France ADSs and Air France ADWs in each case in the name(s) of the registered holder(s) shown under ‘Description of KLM NY Registry Share Certificate(s) Enclosed’ (Item A) above. Unless otherwise indicated under ‘Special Delivery Instructions’ (Item C) below, please mail statements in respect of the Air France ADSs and Air France ADWs to the address of the registered holder(s) shown under ‘Description of KLM NY Registry Share Certificate(s) Enclosed’ (Item A) above. If ‘Special Issuance Instructions’ (Item B) or ‘Special Delivery Instructions’ (Item C) is completed, please issue the Air France ADSs and Air France ADWs and/or mail such statements in respect of the Air France ADSs and Air France ADWs to the address so indicated.

ITEM B: SPECIAL ISSUANCE INSTRUCTIONS (See Instructions 5, 7, and 8)	ITEM C: SPECIAL DELIVERY INSTRUCTIONS (See Instructions 4, 7 and 8)

To be completed ONLY if Air France ADSs and Air France ADWs not tendered or not accepted for exchange are to be issued in the name of persons other than to the record holder(s) identified above.

Issue Air France ADSs and Air France ADWs to:

Name(s):

(Please Print)

Address:

City:

State:                                    Zip Code:

Tax I.D. No. or Social Security No.:

To be completed ONLY if statements in respect of the Air France ADSs and Air France ADWs are to be mailed to an address other than the address of the record holder(s) identified above.

Mail statements in respect of Air France ADSs and Air France ADWs to:

Name(s): c/o

(Please Print)

Address:

City:

State:                                    Zip Code:

IMPORTANT: ALL TENDERING HOLDERS OF KLM NY REGISTRY SHARES MUST SIGN HERE

ITEM D: SIGNATURE(S) (See Instructions 6 and 7) (Also complete Substitute Form W-9 below)

Date:                                                                                   Area Code and Telephone No.:

Signature(s):

(Must be signed by record owner(s), exactly as the name(s) appear(s) on the KLM NY Registry Share Certificate(s) enclosed or by person(s) authorized to become the registered holder(s) of Air France ADS(s) and Air France ADW(s) as evidenced by the endorsement transmitted herewith. If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, the capacity of the person signing should also be indicated.)

Name(s):

Capacity (full title):

Address (including Zip Code):

Tax I.D. No. or Social Security No.:

ITEM E: GUARANTEE OF SIGNATURES (If Required—See Instructions 2, 5 and 6)

Authorized Signature: Name: Title: Name of Firm: Address: (Including Zip Code) Area Code and Telephone Number: Date:

PLEASE COMPLETE THE SUBSTITUTE FORM W-9 BELOW TO PROVIDE

THE U.S. EXCHANGE AGENT WITH YOUR TAX IDENTIFICATION NUMBER AND

A CERTIFICATION AS TO YOUR EXEMPTION FROM BACK-UP WITHHOLDING

TO BE COMPLETED BY TENDERING HOLDERS OF KLM NY REGISTRY SHARE CERTIFICATE(S)

(OR OTHER PAYEES) (See Instruction 12)

Payer’s Name: CITIBANK, N.A., as U.S. Exchange Agent

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payor’s Request for Taxpayer Identification Number (TIN) and Certification

Part I—Taxpayer’s Identification Number—For all accounts, enter taxpayer identification number in the box at right. (For most individuals, this is your Social Security number. If you do not have a number, see “How to get a TIN” in the enclosed Guidelines for information on how to obtain a TIN and sign and date the “Certification of Awaiting Taxpayer Identification Number”. Certify by signing and dating below.

Note: If the account is in more than one name, see chart in the enclosed Guidelines to determine which number to give the payer.

Social Security Number OR Employer Identification Number (If awaiting TIN, write “Applied For”)

Part II— For Payees exempt from back-up withholding, see the enclosed Guidelines and complete as instructed therein.

Part III—Certification—Under penalties of perjury, I certify that:

(1)    The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me); and

(2)    I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)    I am a U.S. person (including a U.S. resident alien).

Certification Instructions—You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed Guidelines).

Signature	Date

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF

YOU WROTE “APPLIED FOR” IN PART I OF THIS SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part III of the Substitute Form W-9 (and the fact that I have completed this
Certificate of Awaiting Taxpayer Identification Number), all reportable payments made to me thereafter will be subject to the applicable percentage of backup withholding tax until I provide a properly certified taxpayer identification number.

Signature	Date

Note: Failure to complete and return this Substitute Form W-9 may subject you to applicable U.S. federal income tax withholding at the then-highest applicable rate on any payments made to you pursuant to the Exchange Offer. Please review the enclosed Guidelines for additional details. Please also see Important Tax Information for additional details.

Guidelines	Part II–For Payees Exempt From Backup Withholding		What Name and Number To Give the Requestor

Name.  If you are an individual, you must

generally enter the name shown on your

social security card. However, if you have

changed your last name, for instance, due to

marriage without informing the Social Security

Administration of the name change, enter

your first name, the last name shown on your

social security card, and your new last name.

If the account is in joint names, list first and

then circle the name of the person or entity

whose number you enter in Part I of the form.

Sole proprietor.  Enter your individual name

as shown on your social security card on the

Individuals (including sole proprietors) are not

exempt from backup withholding. Corporations

are exempt from backup withholding for certain

payments, such as interest and dividends.

If you are a U.S. payee that is exempt from

backup withholding, you should still complete

this form to avoid possible erroneous backup

withholding. Enter your correct TIN in Part I,

and sign and date the certification in Part III.

If you are a nonresident alien or a foreign

entity not subject to backup withholding, give

the requester the appropriate completed Form

W-8.

			For this type of account:	Give name and SSN of:

		1.	Individual	The individual
		2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account[1]
		3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor[2]

“Name” line. You may enter your business,

trade, or “doing business as (DBA)” name on

the “Business name” line.

Limited liability company (LLC).  If you are a

single-member LLC (including a foreign LLC with

a domestic owner) that is disregarded as an entity

separate from its owner under Treasury

regulations section 301.7701-3, enter the

owner’s name on the “Name” line. Enter the

LLC’s name on the “Business name” line.

Caution:  A disregarded domestic entity that

has a foreign owner must use the appropriate

Form W-8.

Other entities.  Enter your business name as

shown on required Federal tax documents on the

“Name” line. This name should match the name

shown on the charter or other legal document

creating the entity. You may enter any business,

trade, or DBA name on the “Business name” line.

Part I—Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box.

If you are a resident alien and you do not have

and are not eligible to get an SSN, your TIN is

your IRS individual taxpayer identification number

(ITIN). Enter it in the social security number box.

If you do not have an ITIN, see How to get a TIN

below.

If you are a sole proprietor and you have an

EIN, you may enter either your SSN or EIN.

However, the IRS prefers that you use your SSN.

If you are an LLC that is disregarded as an

entity separate from its owner (see Limited

liability company (LLC) above), and are owned

by an individual, enter your SSN (or “pre-LLC” EIN,

if desired). If the owner of a disregarded LLC is a

corporation, partnership, etc., enter the owner’s

EIN.

Note:  See the chart on this page for further

clarification of name and TIN combinations.

How to get a TIN.  If you do not have a TIN, apply

for one immediately. To apply for an SSN, get

Form SS-5, Application for a Social Security Card,

from your local Social Security Administration

office. Get Form W-7, Application for IRS

Individual Taxpayer Identification Number, to

apply for an ITIN or Form SS-4, Application for

Employer Identification Number, to apply for an

EIN. You may get Forms W-7 and SS-4 from the

IRS by calling 1-800-TAX-FORM (1-800-829-

3676) or from the IRS’s Internet Web Site at

www.irs.gov.

If you do not have a TIN, write “Applied For”

in the space for the TIN, sign and date the form,

give it to the requestor and sign and date the

“Certificate of Awaiting Taxpayer Identification

Number”. For interest and dividend payments,

and certain payments made with respect to

readily tradable instruments, generally you will

have 60 days to get a TIN and give it to the

requestor before you are subject to backup

withholding on payments. The 60-day rule does

not apply to other types of payments. You will

be subject to backup withholding on all such

payments until you provide your TIN to the

requestor.

Note:  Writing “Applied For” means that you have

already applied for a TIN or that you intend to apply

for one soon.

Part III–Certification

To establish to the withholding agent that you are

a U.S. person, or resident alien, sign Form W-9.

You may be requested to sign by the withholding

agent even if items 1, 3, and 5 below indicate

otherwise.

For a joint account, only the person whose

TIN is shown in Part I should sign (when

required).

1.    Interest, dividend, and barter exchange

accounts opened before 1984 and broker

accounts considered active during 1983. You

must give your correct TIN, but you do not have to

sign the certification.

2.    Interest, dividend, broker, and barter

exchange accounts opened after 1983 and

broker accounts considered inactive during

1983. You must sign the certification or backup

withholding will apply. If you are subject to backup

withholding and you are merely providing your

correct TIN to the requestor, you must cross out

item 2 in the certification before signing the form.

3.    Real estate transactions. You must sign

the certification. You may cross out item 2 of the

certification.

4.    Other payments. You must give your

correct TIN, but you do not have to sign the

certification unless you have been notified that

you have previously given an incorrect TIN.

“Other payments” include payments made in the

course of the requestor’s trade or business for

rents, royalties, goods (other than bills for

merchandise), medical and health care services

(including payments to corporations), payments

to a nonemployee for services, payments to

certain fishing boat crew members and

fishermen, and gross proceeds paid to attorneys

(including payments to corporations).

5.    Mortgage interest paid by you,

acquisition or abandonment of secured

property, cancellation of debt, qualified state

tuition program payments, IRA or MSA

contributions or distributions, and pension

distributions. You must give your correct TIN,

but you do not have to sign the certification.

Privacy Act Notice

Section 6109 of the Internal Revenue Code

requires you to give your correct TIN to persons

who must file information returns with the IRS to

report interest, dividends, and certain other

income paid to you, mortgage interest you paid,

the acquisition or abandonment of secured

property, cancellation of debt, or contributions

you made to an IRA or MSA. The IRS uses the

numbers for identification purposes and to help

verify the accuracy of your tax return. The IRS

may also provide this information to the

Department of Justice for civil and criminal

litigation, and to cities, states, and the District of

Columbia to carry out their tax laws.

You must provide your TIN whether or not you

are required to file a tax return. Payers must

generally withhold applicable rates of taxable

interest, dividend, and certain other payments to

a payee who does not give a TIN to a payer.

Certain penalties may also apply.

		4.	a. The usual revocable savings trust (grantor is also trustee) b. So-called trust account that is not a legal or valid trust under state law	The grantor-trustee[1] The actual owner[1]
		5.	Sole proprietorship	The owner[3]

			For this type of account:	Give name and EIN of:

		6.	Sole proprietorship	The owner[3]
		7.	A valid trust, estate, or pension trust	Legal entity[4]
		8.	Corporate	The corporation
		9.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
		10.	Partnership	The partnership
		11.	A broker or registered nominee	The broker or nominee
		12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

[1]List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
[2] Circle the minor’s name and furnish the minor’s SSN.
[3] You must show your individual name, but you may also enter your business or “DBA” name. You may use either your SSN or EIN (if you have one).
[4] List first and circle the name of the legal trust,
estate or pension trust. (Do not furnish the TIN of
the personal representative or trustee unless the
legal entity itself is not designated in the account
title.)
Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Instructions

(Forming Part of the Terms and Conditions of the Exchange Offer)

1. How to Exchange Your KLM NY Registry Shares evidenced by KLM NY Registry Share Certificate(s). To exchange your KLM NY Registry Shares, you must deliver this Letter of Transmittal, properly completed and duly executed, with signature guarantees by an Eligible Guarantor Institution, such as a commercial bank, trust company, securities broker/dealer, credit union, or savings association participating in a Medallion Program approved by the Securities Transfer Association, Inc. (each of the foregoing being an “Eligible Guarantor Institution”), if applicable, together with your KLM NY Registry Share Certificate(s), to Citibank, N.A., in its capacity as U.S. Exchange Agent, at the applicable address located on the front of this Letter of Transmittal.

2. Guarantee of Signatures. No signature guarantee is required on this Letter of Transmittal (a) if this Letter of Transmittal is signed by the registered holder of the KLM NY Registry Shares evidenced by KLM NY Registry Share Certificate(s) surrendered herewith (unless such holder has completed the box entitled “Special Issuance Instructions”), or (b) if KLM NY Registry Shares evidenced by KLM NY Registry Share Certificate(s) are surrendered for the account of an Eligible Guarantor Institution. In all other cases, all signatures on this Letter of Transmittal must be medallion guaranteed by an Eligible Guarantor Institution. See Instructions 5 and 6.

3. Delivery of Letter of Transmittal and KLM NY Registry Share Certificate(s). Do not send any of your KLM NY Registry Share Certificates directly to KLM or Air France. The KLM NY Registry Shares evidenced by KLM NY Registry Share Certificate(s), together with a properly completed and duly executed and dated Letter of Transmittal and any other documents required by this Letter of Transmittal should be delivered to the U.S. Exchange Agent at one of the addresses set forth above.

The method of delivery of the KLM NY Registry Share Certificate(s), this Letter of Transmittal and any other required documents is at the election and risk of the tendering shareholder. KLM NY Registry Shares will be deemed delivered only when actually received by the Depositary. Risk of loss and title of the KLM NY Registry Shares evidenced by KLM NY Registry Share Certificate(s) shall pass only upon proper delivery of the KLM NY Registry Share Certificate(s) to the U.S. Exchange Agent. If delivery is by mail, registered mail, with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

All questions as to validity, form and eligibility of any KLM NY Registry Share Certificate delivered hereunder will be determined by Air France (which may delegate power in whole or in part to the U.S. Exchange Agent) and such determination shall be final and binding. Air France reserves the right to waive any irregularities or defects in the surrender of any KLM NY Registry Shares evidenced by KLM NY Registry Share Certificate(s). A surrender of KLM NY Registry Shares will not be deemed to have been made until all irregularities have been cured or waived.

4. Special Delivery Instructions. If Air France ADSs or Air France ADWs are to be issued in the name of the registered holder of the KLM NY Registry Shares evidenced by KLM NY Registry Share Certificate(s) surrendered with this Letter of Transmittal but statements in respect of such Air France ADSs or Air France ADWs are to be mailed to an address different from the address set forth in Item A of this Letter of Transmittal, please complete Item C of this Letter of Transmittal (“Special Delivery Instructions”).

5. Special Issuance Instructions. If Air France ADSs or Air France ADWs are to be issued in the name(s) of (a) person(s) other than the registered holder(s) of the KLM NY Registry Shares evidenced by KLM NY Registry Share Certificate(s) surrendered with this Letter of Transmittal, Item B (“Special Issuance Instructions”) must be duly completed, the KLM NY Registry Share Certificates(s) must be properly endorsed or be accompanied by an appropriate instrument(s) of transfer, properly executed by the registered holder(s), or the signature(s) to the endorsement or on the instrument of transfer must be guaranteed in Item E of this Letter of

Transmittal (Guarantee of Signature) by an Eligible Guarantor Institution that is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc.

6. Signature by Holder’s Representative or by Transferee. If you sign this Letter of Transmittal in a representative capacity (i.e., as an executor, administrator, trustee, guardian, attorney, officer of a corporation or other person acting in a representative capacity), you must enclose with the Letter of Transmittal evidence, satisfactory to the U.S. Exchange Agent and Air France, of your authority to sign this Letter of Transmittal on behalf of the registered holder.

If this Letter of Transmittal is signed in Item D by (a) person(s) other than the registered holder(s) or (a) person(s) representing the registered holder(s), the KLM NY Registry Share Certificate(s) must be properly endorsed, or be accompanied by appropriate instrument(s) of transfer, properly executed by the registered owner(s), and signature(s) to the endorsement and on the instrument of transfer must be guaranteed in Item E (“Guarantee of Signature”) by an Eligible Guarantor Institution that is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc.

7. Joint Holders or Multiple Holders of KLM NY Registry Share Certificate(s). If KLM NY Registry Shares evidenced by KLM NY Registry Share Certificate(s) are surrendered by joint holders, all such persons must sign the Letter of Transmittal in Item D and any schedule prepared in accordance with Instruction 15. If KLM NY Registry Shares evidenced by KLM NY Registry Share Certificate(s) are registered in multiple names or forms of ownership, separate Letters of Transmittal must be completed, signed and returned for each different registration.

8. Stock Transfer Taxes. It is not anticipated that any transfer taxes will be payable in connection with the issuance of Air France ADSs and Air France ADWs in exchange for KLM NY Registry Shares evidenced by KLM NY Registry Share Certificate(s). If, however, Air France ADSs and Air France ADWs are to be issued to a person other than the registered holder of the KLM NY Registry Shares evidenced by KLM NY Registry Share Certificate(s), the person signing in Item D of the Letter of Transmittal will need to (i) pay to the U.S. Exchange Agent any transfer or other taxes required by reason of the issuance and delivery of Air France ADSs and Air France ADWs to a person other than the registered holder of the KLM NY Registry Shares evidenced by KLM NY Registry Share Certificate(s), or (ii) establish, to the satisfaction of the U.S. Exchange Agent, that such taxes have been paid or are not applicable.

9. Partial Tenders; Abandonment of Exchange Offer. If fewer than all the KLM NY Registry Shares evidenced by any KLM NY Registry Share Certificate(s) submitted are to be tendered, fill in the number of KLM NY Registry Shares that are to be tendered in the box entitled “Total Number of KLM NY Registry Shares surrendered”. In any such case, new certificate(s) for the remainder of the KLM NY Registry Shares that were evidenced by the old certificate(s) will be sent to the registered holder promptly after the acceptance of, and payment for the KLM NY Registry Shares tendered herewith. All KLM NY Registry Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated. In the event the Exchange Offer is abandoned prior to completion by Air France pursuant to the terms and conditions set forth in the Prospectus, the U.S. Exchange Agent shall promptly return the KLM NY Registry Certificate(s) tendered herewith to the registered holder.

10. No Fractional Securities. No fractional Air France ADSs will be issued. Unless a holder of KLM NY Registry Shares has (i) duly tendered his or her KLM NY Registry Shares to the U.S. Exchange Agent in certificated form, (ii) affirmatively elected on the first page of this Letter of Transmittal to round up fractional entitlements to Air France ADSs to the next whole number of Air France ADSs, and (iii) provided to the U.S. Exchange Agent a check in the amount of U.S.$ 20.00 (which was calculated on the basis of the closing price of a share of KLM New York Registry Shares on the New York Stock Exchange on March 25, 2004 and adjusted to take into consideration possible upward market fluctuations) pursuant to the tendering holder’s election to round up, fractional entitlements to Air France ADSs will be aggregated by the U.S. Exchange Agent and sold on The New York Stock Exchange (“NYSE”). The U.S. Exchange Agent shall appoint a broker to sell on the NYSE the fractional entitlements to Air France ADSs and distribute the net proceeds (after deduction of applicable fees, taxes and expenses) of such sale (the “Cash-in-Lieu Payments”) to the tendering holders of KLM

NY Registry Shares entitled thereto by means of a check in U.S. dollars delivered to such tendering holders in accordance with the instructions provided herewith. The U.S. Exchange Agent will net aggregate fractions rounded down against aggregate fractions rounded up by tendering holders. The price in dollars at which fractions are sold or purchased will be based on the average price at which the U.S. Exchange Agent either purchases or sells the net aggregate fractions on the NYSE. If no net purchase or sale is required, the price at which fractions are purchased or sold in dollars will be the average of the Air France ADS high and low trading prices of the first trading day on which Air France ADSs trade “regular way” after completion of the Exchange Offer. If the funds delivered by the tendering holder of KLM NY Registry Shares exceed the amount necessary for the U.S. Exchange Agent to purchase on behalf of such holder the fractional Air France ADSs in order to round up in accordance with the holder’s instruction, the U.S. Exchange Agent shall return such excess funds by mail in the form of a check in U.S. dollars (without interest) to the tendering holder. Air France expects this check will be mailed within 48 hours following the settlement of the transaction through which the U.S. Exchange Agent purchased the required fractional Air France ADSs. If the funds delivered by the tendering holder of KLM NY Registry Shares are insufficient to purchase on behalf of such holder, the fractional Air France ADSs in order to round up in accordance with the holder’s instruction, the U.S. Exchange Agent will (i) purchase the number of fractional Air France ADSs necessary to round up such tendering holder’s entitlement to the next whole Air France ADS, and (ii) request the applicable tendering holder to remit the amount of such deficiency to the U.S. Exchange Agent by certified check in U.S. dollars. The round up fractional entitlements will not be credited to the tendering holder until the U.S. Exchange Agent has received the requisite funds.

11. Lost, Stolen or Destroyed KLM NY Registry Share Certificate(s). If your KLM NY Registry Share Certificate(s) has/have been lost, stolen or destroyed and the value of your KLM NY Registry Shares evidenced by your KLM NY Registry Share Certificate(s) does not exceed U.S. $100,000.00, you should complete this Letter of Transmittal and the enclosed Affidavit of Lost or Destroyed Certificate(s) indicating that your KLM NY Registry Share Certificate(s) has/have been lost, stolen or destroyed and mail or otherwise deliver the Letter of Transmittal and the Affidavit of Lost or Destroyed Certificate(s) to the U.S. Exchange Agent, at the applicable address set forth on the front of this Letter of Transmittal. Please remember to include a check in payment of the Replacement Insurance Premium calculated according to the terms set forth in the Affidavit of Lost or Destroyed Certificate(s). If you have lost KLM NY Registry Share Certificate(s) evidencing KLM NY Registry Shares valued at $100,000.00 or more, please call the U.S. Exchange Agent at 1-800-308-7887.

12. Purpose of Substitute Form W-9. Each registered holder of the KLM NY Registry Shares represented by KLM NY Registry Share Certificate(s) or (if Item B is completed) each person whose name appears in Item B of this Letter of Transmittal is required to notify the U.S. Exchange Agent of such holder’s or other person’s correct taxpayer identification number (which is either the Social Security Number or the Employer Identification Number) by completing the Substitute Form W-9 certifying that (i) the taxpayer identification number provided in the Substitute Form W-9 is correct (or that each holder or other person is awaiting a taxpayer identification number); (ii) each holder or person completing the Substitute Form W-9 either (a) is exempt from backup withholding, or (b) has not been notified by the Internal Revenue Service that such holder or other person is subject to backup withholding as a result of failure to report all interest and dividends, or (c) has been notified by the Internal Revenue Service that the holder or the other person completing the Substitute Form W-9 is no longer subject to backup withholding; and (iii) each holder or person completing the Substitute Form W-9 is a U.S. person (including a U.S. resident alien). If the holder or other person completing the Substitute Form W-9 is instead subject to backup withholding, such holder or other person must cross out Item 2 in Part III of the certifications before signing the Substitute Form W-9. Failure to provide the information requested on Substitute Form W-9 may subject the holder or other person completing the Substitute Form W-9 to applicable backup withholding (at the then-highest applicable rate) of U.S. federal income tax on any payments made in connection with the surrendered KLM NY Registry Share Certificate(s) or on distributions made in respect of Air France ADSs or Air France ADWs. Foreign investors should consult their tax advisors regarding the need to complete IRS Form W-8 and any other forms that may be required. Please see Guidelines and Important Tax Information for additional details.

13. Questions and Additional Copies. All questions regarding the appropriate procedures for obtaining Air France ADSs and Air France ADWs should be directed by telephone to the U.S. Exchange Agent at 1-800-308-7887 or in writing to the U.S. Exchange Agent at one of the addresses set forth in this Letter of Transmittal.

14. Direct Registration Air France ADSs and Air France ADWs. All Air France ADSs and Air France ADWs will be issued to you in uncertificated, book-entry form in the direct registration system maintained by Citibank, N.A., in its capacity as depositary for the Air France ADSs and Air France ADWs (the Air France ADSs and ADWs so issued, the “Air France DRS ADSs” and the “Air France DRS ADWs”, respectively). As a holder of Air France DRS ADSs and Air France DRS ADWs, you will receive periodic statements issued by the Depositary reflecting the number of Air France ADSs and Air France ADWs you own, rather than physical certificates evidencing Air France ADSs and Air France ADWs. If, instead of Air France DRS ADSs and Air France DRS ADWs, you wish to receive certificated Air France ADSs and Air France ADWs, you will need, upon receipt from the U.S. Exchange Agent of a statement reflecting the issuance of the Air France DRS ADSs and Air France DRS ADWs to you, to instruct the Depositary for the Air France ADSs and Air France ADWs to issue and mail to you certificates for your Air France ADSs and Air France ADWs in the manner provided in such statement.

15. Insufficient Space. If the space provided under Items A, B or C is inadequate, you may list the required information on a separate schedule and attach it to this Letter of Transmittal, which must be signed by the same person(s) signing in Item D.

16. Waiver of Conditions. Some of the conditions to the Exchange Offer may not be waived. Certain conditions may be waived by Air France in its sole discretion, and a limited number of conditions may be waived only with KLM’s consent.

17. Guaranteed Delivery Procedures. The U.S. Exchange Agent has established procedures (the “Guaranteed Delivery Procedures”) pursuant to which KLM NY Registry Shares may be tendered to the U.S. Exchange Agent prior to the expiration date for the Exchange Offer (the “Expiration Date”) in cases where KLM NY Registry Share Certificate(s) are not immediately available and all required documents cannot immediately be delivered to the U.S. Exchange Agent. As part of the Guaranteed Delivery Procedures, the U.S. Exchange Agent will require such holders to deliver, prior to the Expiration Date, a Notice of Guaranteed Delivery, substantially in the form made available by the U.S. Exchange Agent, guaranteed by an Eligible Guarantor, to the U.S. Exchange Agent and validly tender the KLM NY Registry Shares to the U.S. Exchange Agent within three (3) NYSE trading days after the date of delivery of the Notice of Guaranteed Delivery to the U.S. Exchange Agent.

18. Procedures for Withdrawal. Tendering holders of KLM NY Registry Shares evidenced by KLM NY Registry Share Certificates may withdraw all or part of the KLM NY Registry Shares tendered by delivering a signed notice of withdrawal, guaranteed by an Eligible Guarantor, to the U. S. Exchange Agent, at the applicable address set forth above, prior to the Expiration Date.

IMPORTANT TAX INFORMATION

Under the U.S. federal income tax law, a holder whose KLM NY Registry Shares evidenced by KLM NY Registry Share Certificate(s) are surrendered for payment (or any other payee) in cash or other securities is required by law to provide the U.S. Exchange Agent (as payer) with the holder’s (or other payee’s) correct Taxpayer Identification Number “TIN” on Substitute Form W-9. If the holder or other payee is an individual, the TIN is the holder’s or other payee’s social security number. If the U.S. Exchange Agent is not provided with the correct TIN, the holder or other payee may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such holder or other payee with respect to KLM NY Registry Shares evidenced by KLM NY Registry Share Certificate(s) surrendered for payment may be subject to applicable backup withholding of U.S. federal income tax.

Some holders, including, among others, all corporations and some foreign individuals, are not subject to these backup withholding and reporting requirements. In order to avoid erroneous backup withholding, exempt shareholders that are not foreign persons should complete the Substitute Form W-9 (as described below) and return it to the U.S. Exchange Agent. In order for a foreign individual to qualify as an exempt recipient, that individual must submit a statement on an applicable Internal Revenue Service Form W-8, signed under penalties of perjury, attesting to the individual’s exempt status. Forms of such statements can be obtained from the U.S. Exchange Agent. Shareholders that are foreign individuals or other foreign persons should consult their tax advisors in order to determine whether they are an exempt recipient and which form or forms they may provide. See the enclosed Guidelines for additional instructions.

If backup withholding applies, the U.S. Exchange Agent is required to withhold the applicable percentage of any payments made to the shareholder or other payee. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

Purpose of Substitute Form W-9

To prevent backup withholding of U.S. federal income tax on payments that are made to a holder or other payee with respect to any KLM NY Registry Shares evidenced by KLM NY Registry Share Certificate(s) surrendered for payment in cash or other securities and on distributions made in respect of Air France ADSs or Air France ADWs, the holder or other payee is required to notify the U.S. Exchange Agent of the holder’s correct TIN (or the TIN of any other payee) by completing the form certifying (1) that the TIN provided on Substitute Form W-9 is correct, or that the holder or other payee is awaiting a TIN, and (2) that (a) the holder or other payee is exempt from backup withholding, (b) the holder or other payee has not been notified by the Internal Revenue Service that the holder or other payee is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the Internal Revenue Service has notified the holder or other payee that the holder or other payee is no longer subject to backup withholding and (3) the holder or other payee is a U.S. person (including a U.S. resident alien). If the holder or other payee is instead subject to backup withholding, such holder or other payee must cross out Item 2 in Part III of the certification before signing the Substitute Form W-9.

What Number to Give the U.S. Exchange Agent

Generally, the holder (or other payee) is required to give the U.S. Exchange Agent the social security number or employer identification number of the record holder (or any other payee) of KLM NY Registry Shares evidenced by KLM NY Registry Share Certificate(s) surrendered with this document. If KLM NY Registry Share Certificate(s) are registered in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for additional guidance on which number to report. If the surrendering holder (or other payee) has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, the holder (or other payee) should write “Applied For” in the space provided for the TIN in Part I, sign and date the Substitute Form W-9, and complete the additional Certificate of Awaiting Taxpayer Identification Number. If “Applied For” is written in Part I and the U.S. Exchange Agent is not provided with a TIN by the time of payment, the U.S. Exchange Agent will withhold the applicable percentage of backup withholding of all payments to that holder (or other payee) until a properly certified TIN is provided to the U.S. Exchange Agent.

AFFIDAVIT OF LOST OR DESTROYED CERTIFICATE(S)

If you have lost or destroyed KLM Royal Dutch Airlines New York Registry Share Certificate(s) (“KLM NY Registry

Share Certificate(s)”) evidencing KLM Royal Dutch Airlines New York Registry Shares (“KLM NY Registry Shares”) valued at $100,000.00 or more,

please call the U.S. Exchange Agent at 1-800-308-7887.

Complete this affidavit only if you cannot locate some or all of your KLM NY Registry Share Certificate(s)

with a market value of less than $100,000.00.

By signing this form, I certify that I am the lawful owner of the KLM NY Registry Share Certificate(s) described on this affidavit, that these KLM NY Registry Share Certificate(s) have not been pledged or endorsed and that no other person, firm, corporation, agency or government has asserted any right or title, claim or equity interest in this (these) KLM NY Registry Share Certificate(s). I have made a diligent search for the KLM NY Registry Share Certificate(s), and I have been unable to find it (them). I hereby agree (for myself, my heirs, assigns and personal representatives), in consideration of the exchange of the KLM NY Registry Share Certificate(s), to completely indemnify, protect and hold harmless SAFECO Insurance Company of America, Air France, KLM Royal Dutch Airlines, and CITIBANK, N.A., and their respective affiliates, successors and assigns, individually and collectively, from and against any and all losses, costs and damages which any of them may be subject to, or liable for, as a result of the action taken in honoring the affidavit provided. I agree that this form is attached to and made part of Bond of Indemnity #5926165 underwritten by SAFECO Insurance Company of America to protect the foregoing SAFECO Insurance Company of America, Air France, KLM Royal Dutch Airlines, CITIBANK, N.A., and their respective affiliates, successors and assigns. I agree to surrender the KLM NY Registry Share Certificate(s) for its (their) cancellation if I find it (them) at any time.

Identification of Lost or Destroyed KLM NY Registry Share Certificate(s)

KLM NY Registry Share Certificate Number(s):	Number of KLM NY Registry Shares:

Attach separate schedule if needed. TOTAL NUMBER OF KLM NY REGISTRY SHARES LOST OR DESTROYED:

REGISTERED HOLDER INFORMATION & SIGNATURES

Name: Address: City: State: Zip:	Date: Daytime Telephone: Taxpayer ID No.: Signature:

Replacement Insurance Premium Calculation for lost or destroyed certificates.

	X		X	.02	=
NUMBER OF KLM NY REGISTRY SHARES LOST, STOLEN OR DESTROYED		CLOSING PRICE FOR KLM NY REGISTRY SHARES ON , 2004		INSURANCE PREMIUM OF 2% PER SHARE		TOTAL PREMIUM DUE

Please make your check payable to CITIBANK, N.A. (minimum fee is U.S. $20.00) and enclose it with this Affidavit.